EXHIBIT 32.1
                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS


Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.


November 14, 2008                                       November 14, 2008


/s/ Jeffrey L. Minch                                    /s/ Richard S. Chilinski
Jeffrey L. Minch,                                       Richard S. Chilinski,
President and Chief Executive Officer                   Chief Financial Officer


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